T H E  A M E R I C A N  I N S T I T U T E  O F  A R C H I T E C T S



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                               AIA DOCUMENT A101

                       STANDARD FORM OF AGREEMENT BETWEEN
                              OWNER AND CONTRACTOR

                        WHERE THE BASIS OF PAYMENT IS A
                                 STIPULATED SUM

                                  1987 EDITION

 THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES; CONSULTATION WITH AN ATTORNEY
         IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION.

 THE 1987 EDITION OF AIA DOCUMENT A201, GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION, IS ADOPTED IN THIS DOCUMENT BY REFERENCE. DO NOT USE WITH OTHER
  GENERAL CONDITIONS UNLESS THIS DOCUMENT IS MODIFIED. THIS DOCUMENT HAS BEEN
    APPROVED AND ENDORSED BY THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA.

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AGREEMENT

made as of the day of October in the year of Nineteen Hundred and Ninety-seven.

BETWEEN the Owner:   Erie Hotel LLC
(NAME AND ADDRESS)   c/o Essex Hospitality Associates IV L.P.
                     100 Corporate Woods, Suite 300
                     Rochester, NY 14623

and the Contractor:  DiMarco Constructors Corp.
(NAME AND ADDRESS)   2595 Brighton-Henrietta Townline Road
                     Rochester, NY 14623

The Project is:      Hampton Inn (98 Rooms)
(NAME AND LOCATION)  Old Oliver Road at I-90
                     Erie, PA

The Architect is:    Braun & Steidl
(NAME AND ADDRESS)   1041 West Market Street
                     Akron, OH 44313

The Owner and Contractor agree as set forth below.



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     Copyright 1915,  1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974,
     1977, (c)1987 by The American Institute of Architects, 1735 New York Avenue, N.W., Washington, D.C. 20006. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will be subject to legal prosecution.
---------------------------------------------------------------------------

AIA  DOCUMENT  A101 -  OWNER-CONTRACTOR  AGREEMENT - TWELFTH
EDITION  - AIA  (r) -  (c)1987  THE  AMERICAN  INSTITUTE  OF
ARCHITECTS,  1735 NEW YORK AVENUE,  N.W.,  WASHINGTON,  D.C.
20006                                                            A101-1987 1

WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution.

                                   ARTICLE 1
                                   ---------
                             THE CONTRACT DOCUMENTS

The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in Article 9.


                                   ARTICLE 2
                                   ---------
                           THE WORK OF THIS CONTRACT

The Contractor shall execute the entire Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others, or as follows:






                                   ARTICLE 3
                                   ---------
                DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

3.1 The date of commencement is the date from which the Contract Time of Paragraph 3.2 is measured, and shall be the date of this Agreement, as first written above, unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.

(INSERT THE DATE OF COMMENCEMENT. IF IT DIFFERS FROM THE DATE OF THIS AGREEMENT OR, IF APPLICABLE, STATE THAT THE DATE WILL BE FIXED IN A NOTICE TO PROCEED.)

          October 15, 1997

Unless the date of commencement is established by a notice to proceed issued by the Owner, the Contractor shall notify the Owner in writing not less than five days before commencing the Work to permit the timely filing of mortgages, mechanic's liens and other security interests.


3.2 The Contractor shall achieve Substantial Completion and Certificate of Occupancy of the entire Work not later than

(INSERT THE CALENDAR DATE OR NUMBER OF CALENDAR DAYS AFTER THE DATE OF COMMENCEMENT. ALSO INSERT ANY REQUIREMENTS FOR EARLIER SUBSTANTIAL COMPLETION OF CERTAIN PORTIONS OF THE WORK, IF NOT STATED ELSEWHERE IN THE CONTRACT DOCUMENTS.)

          June 15, 1998

, subject to adjustments of this Contract Time as provided in the Contract Documents.

(INSERT PROVISIONS, IF ANY, FOR LIQUIDATED DAMAGES RELATING TO FAILURE TO COMPLETE ON TIME.)


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AIA  DOCUMENT  A101 -  OWNER-CONTRACTOR  AGREEMENT - TWELFTH
EDITION  - AIA  (r) -  (c)1987  THE  AMERICAN  INSTITUTE  OF
ARCHITECTS,  1735 NEW YORK AVENUE,  N.W.,  WASHINGTON,  D.C.
20006                                                          A101-1987 2

WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution.

                                   ARTICLE 4
                                   ---------
                                  CONTRACT SUM

4.1 The Owner shall pay the Contractor in current funds for the Contractor's performance of the Contract the Contract Sum of Four million two hundred eighty thousand------------------00/100 Dollars ($4,280,000.00), subject to additions and deductions as provided in the Contract Documents.

4.2 The Contract Sum is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:

(STATE THE NUMBERS OR OTHER IDENTIFICATION OF ACCEPTED ALTERNATES. IF DECISIONS ON OTHER ALTERNATES ARE TO BE MADE BY THE OWNER SUBSEQUENT TO THE EXECUTION OF THIS AGREEMENT, ATTACH A SCHEDULE OF SUCH OTHER ALTERNATES SHOWING THE AMOUNT FOR EACH AND THE DATE UNTIL WHICH THAT AMOUNT IS VALID.)

1.  Construction testing will be contracted and paid for by Owner.

2. All above ground structures will be razed to foundation or pad level by Owner. Demolition by Contractor will be foundation, pad, underground structures and debris from the fire.

3.  Undercut and structural fill is required for the building pad area..

4.  Underground drainage, vent piping and small branch drains shall be PVC.

5.  EIFS heavy duty mesh only at entranceways and columns of porte cochere.

6.  Flat roof shall be a ballasted system with .060 EPDM.

7. Contractor to unload, store and load FF&E into hotel. Owner will distribute and install FF&E.

8. Contractor to provide Surety Bond , if requested by owner, for an add of $27, 000.

9. The Contract Sum is a guaranteed maximum price. There will be a 50-50 split of cost savings realized below the Contract Sum as evidenced by Contractor's final job cost run.


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AIA DOCUMENT A101 - OWNER-CONTRACTOR AGREEMENT - TWELFTH
EDITION - AIA (r) - (c)1987 THE AMERICAN INSTITUTE OF
ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C.
20006                                                  A101-1987 3

WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution.

                                   ARTICLE 5
                                   ---------
                               PROGRESS PAYMENTS

5.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

5.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows: The application shall be submitted on the Twenty-fifth (25th) day of the same month with the percentage completion projected through the last day of the month subject to adjustment. Prior to payment, the application must be approved by the owner and any building loan lender or the representatives of each.

5.3 Provided an Application for Payment is received by the Architect not later than the Twenty-fifth day of a month, the Owner shall make payment to the Contractor not later than the Twentieth day of the following month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than Thirty days after the Architect receives the Application for Payment.

5.4 Each Application for Payment shall be based upon the schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Contract Sum among the various portions of the Work and be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.

5.5 Applications for Payment shall indicate the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment.

5.6 Subject to the provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

5.6.1. Take that portion of the Contract Sum properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the total Contract Sum allocated to that portion of the Work in the schedule of values, less retainage of ten percent (10%). Pending final determination of cost to the Owner of changes in the Work, amounts not in the dispute may be included as provided in Subparagraph 7 3.7 of the General Conditions even though the Contract Sum has not yet been adjusted by Change Order;

5.6.2 Add that portion of the Contract Sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the completed construction less retainage of percent (10%);

5.6.3 Subtract the aggregate of previous payments made by the Owner; and

5.6.4 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of the General Conditions.

5.8 Reduction or limitation of retainage, if any, shall be as follows:

(IF IT IS INTENDED, PRIOR TO SUBSTANTIAL COMPLETION OF THE ENTIRE WORK, TO REDUCE OR LIMIT THE RETAINAGE RESULTING FROM THE PERCENTAGES INSERTED IN SUBPARAGRAPHS 5.6.1 AND 5.6.2 ABOVE, AND THIS IS NOT EXPLAINED ELSEWHERE IN THE CONTRACT DOCUMENTS, INSERT HERE PROVISIONS FOR SUCH REDUCTION OR LIMITATION.)

Until the work is 50% complete, the Owner will retain 10% of the amount due the Contractor on account of progress payments. At the time the work is 50% complete and thereafter, if the manner of completion of the work and its progress are and remain satisfactory to the Owner and in the absence of other good and sufficient reasons, the Owner will (on presentation by the Contractor of consent of surety for each application) authorize any remaining partial payments to be made in full. Upon issuance of a Certificate of Occupancy, a punch list will be established with a dollar value. The dollar value will be multiplied by 1.75 to arrive at the monies to be held until final completion is achieved.

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AIA DOCUMENT A101 - OWNER-CONTRACTOR AGREEMENT - TWELFTH
EDITION - AIA (r) - (c)1987 THE AMERICAN INSTITUTE OF
ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C.
20006                                                  A101-1987 4

WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution.

                                   ARTICLE 6
                                   ---------
                                 FINAL PAYMENT

Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when (1) the Contract has been fully performed by the Contractor except for the Contractor's responsibility to correct nonconforming Work as provided in Subparagraph 12.2.2 of the General Conditions and to satisfy other requirements, if any, which necessarily survive final payment; and (2) a final Certificate for Payment has been issued by the Architect; such final payment shall be made by the Owner not more than 30 days after the issuance of the Architect's final Certificate for Payment, or as follows:Contractor must also submit a final Certificate of occupancy from Summit Township and final certificates from other Municipal or administrative agencies which are required to allow the building to open and operate as a hotel. Additionally, Contractor must submit final lien releases.



                                   ARTICLE 7
                                   ---------
                            MISCELLANEOUS PROVISIONS

7.1 Where reference is made in this Agreement to a provision of the General Conditions or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

7.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located. (INSERT RATE OF INTEREST AGREED UPON, IF ANY.) Prime rate as established in the money rates section of The Wall Street Journal.


(USURY LAWS AND  REQUIREMENTS  UNDER THE FEDERAL  TRUTH IN LENDING ACT,  SIMILAR
STATE AND LOCAL CONSUMER CREDIT LAWS AND OTHER REGULATIONS AT THE OWNER'S AND CONTRACTOR'S PRINCIPAL PLACES OF BUSINESS THE LOCATION OF THE PROJECT AND ELSEWHERE MAY AFFECT THE VALIDITY OF THIS PROVISION. LEGAL ADVICE SHOULD BE
OBTAINED WITH RESPECT TO DELETIONS OR MODIFICATIONS, AND ALSO REGARDING REQUIREMENTS SUCH AS WRITTEN DISCLOSURES OR WAIVERS.)

7.3 Other provisions: Contractor will cooperate with Owner and Owner's construction and/or permanent lender regarding any requirements and/or requests of such lender, including reasonable requests to amend this Contract to enable them to advance progress and final payments under the terms of the loan (i.e. monthly lien releases and final lien releases, as built drawings, proof of bond and insurance coverage, current list of all subcontractors).

                                   ARTICLE 8
                                   ---------
                           TERMINATION OR SUSPENSION

8.1 The Contract may be terminated by the Owner or the Contractor as provided in
Article 14 of the General Conditions.

8.2 The Work may be suspended by the Owner as provided in Article 14 of the General Conditions.

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AIA DOCUMENT A101 - OWNER-CONTRACTOR AGREEMENT - TWELFTH
EDITION - AIA (r) - (c)1987 THE AMERICAN INSTITUTE OF
ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C.
20006                                                  A101-1987 5

WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution.

                                   ARTICLE 9
                                   ---------
                       ENUMERATION OF CONTRACT DOCUMENTS

9.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

9.1.1 The Agreement is the executed Standard Form of Agreement Between Owner and Contractor, AIA Document A101, 1987 Edition.

9.1.2 The General Conditions are the General Conditions of the Contract for Construction, AIA Document A201, 1987 Edition.

9.1.3 The Supplementary and other Conditions of the Contract are those contained in the Project Manual dated August 27, 1997 and are as follows:

Document                              Title                                Pages
See Exhibit A

The Specifications are those contained in the Project Manual dated as in Subparagraph 9.1.3, and are as follows:

(EITHER LIST THE SPECIFICATIONS HERE OR REFER TO AN EXHIBIT ATTACHED TO THIS AGREEMENT.)

Section                            Title                                Pages
See Exhibit A




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AIA DOCUMENT A101 - OWNER-CONTRACTOR AGREEMENT - TWELFTH
EDITION - AIA (r) - (c)1987 THE AMERICAN INSTITUTE OF
ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C.
20006                                                  A101-1987 6

WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution.

9.1.5 The Drawings are as follows, and are dated August 27, 1997 unless a different date is shown below:
(EITHER  LIST THE DRAWINGS  HERE OR REFER TO AN EXHIBIT ATTACHED TO THIS
AGREEMENT.)

Number                                   Title                              Date
See Exhibit B

Includes revised drawings:

CA-2                         Cut-Fill Worksheet                          9/16/97

A-12                         Enlarged Pool/Mechanical Laundry            9/16/97
                             Rooms & Details




9.1.6 The addenda, if any, are as follows:

Number                                 Date                        Pages
1                                 September 9, 1997                  3
2                                 September 16, 1997                 4



Portions of addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this
Article 9.


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AIA DOCUMENT A101 - OWNER-CONTRACTOR AGREEMENT - TWELFTH
EDITION - AIA (r) - (c)1987 THE AMERICAN INSTITUTE OF
ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C.
20006                                                  A101-1987 7

WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution.

9.1.7 Other documents, if any, forming part of the Contract Documents are as follows:

(LIST HERE ANY ADDITIONAL DOCUMENTS WHICH ARE INTENDED TO FORM PART OF THE CONTRACT DOCUMENTS. THE GENERAL CONDITIONS PROVIDE THAT BIDDING REQUIREMENTS SUCH AS ADVERTISEMENT OR INVITATION TO BID, INSTRUCTIONS TO BIDDERS, SAMPLE FORMS AND THE CONTRACTOR'S BID ARE NOT PART OF THE CONTRACT DOCUMENTS UNLESS ENUMERATED IN THIS AGREEMENT. THEY SHOULD BE LISTED HERE ONLY IF INTENDED TO BE PART OF THE CONTRACT DOCUMENTS.)


Bid Letter dated August 27, 1997 including special
conditions, bid form, Letter Summit Township Sewer Authority dated June 25, 1997, Letter Erie County Conservation
District dated July 14, 1997, Letter First Assembly of God
dated May 12, 1997, (A-1)                                               16 Pages


Contractor Bid dated September 19, 1997 (A-2)                            2 Pages

Contractor Revised Bid dated October 13, 1997 (A-3)

Construction Schedule dated October 13, 1997 (A-4)

Developers Agreement Summit Township Water Authority dated
January 24, 1997                                                         5 Pages

Developers Agreement Summit Township Sewer Authority dated
January 30, 1997                                                         6 Pages

Developers Agreement Summit Township dated January 21, 1997             13 Pages



This Agreement is entered into as of the day and year first written above and is executed in at least three original copies of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.



OWNER  ERIE HOTEL LLC                   CONTRACTOR   DIMARCO CONSTRUCTORS, CORP.


/s/ Thomas W. Blank                     /s/ John L. DiMarco
---------------------------            -----------------------------------------
(Signature)                                             (Signature)

Thomas W. Blank, Senior Vice Pres.   John L. DiMarco, II,  Exec.  Vice President
----------------------------------   --------------------  -----  --------------
(PRINTED NAME AND TITLE)             (PRINTED NAME, AND TITLE)


CAUTION: YOU SHOULD SIGN AN ORIGINAL AIA DOCUMENT WHICH HAS THIS CAUTION PRINTED IN RED. AN ORIGINAL ASSURES THAT CHANGES WILL NOT BE OBSCURED AS MAY OCCUR WHEN DOCUMENTS ARE REPRODUCED.


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AIA DOCUMENT A101 - OWNER-CONTRACTOR AGREEMENT - TWELFTH
EDITION - AIA (r) - (c)1987 THE AMERICAN INSTITUTE OF
ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C.
20006                                                  A101-1987 8

WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution.

                                   EXHIBIT A
                                  HAMPTON INN
                      OLD OLIVER ROAD, ERIE, PENNSYLVANIA
                                     INDEX


BID DOCUMENTS                                                           PAGE NO.
-------------                                                           --------
Instructions  to  Bidders  (AIA  Document  A701                            1-5
General Conditions (AIA Document A201)                                    1-24
Supplementary Conditions                                                   1-5

INFORMATION PROVIDED FOR BIDDERS
--------------------------------
     Section 00200 - Geotechnical Investigation and Soil Boring Logs      1-43

TECHNICAL SPECIFICATIONS
------------------------
DIVISION 1 - GENERAL REQUIREMENTS
---------------------------------
     Section 01000 - Special Conditions                                    1-4
     Section 01710 - Cleaning                                              1-2

DIVISION 2 - SITE WORK
----------------------
     Not Used

DIVISION 3 - CONCRETE
---------------------
     Section 03300 - Cast-in-Place Concrete                               1-13
     Section 03410 - Structural Pre-Cast Concrete                          1-5

DIVISION 4 - MASONRY
--------------------
     Section 04200 - Unit Masonry                                          1-9
     Section 04200A - Engineered Masonry                                   1-5

DIVISION 5 - METALS
-------------------
     Section 05120 - Structural Steel                                      1-7
     Section 05210- Steel Joists                                           1-4
     Section 05300 - Metal Decking                                         1-4
     Section 05400 - Cold Formed Metal Framing                             1-3
     Section 05500 - Metal Fabrications                                    1-7
     Section 05520 - Handrails and Railings                                1-7

DIVISION 6 - CARPENTRY
----------------------
     Section 061 00 - Rough Carpentry                                      1-4
     Section 06200 - Finish Carpentry                                      1-4
     Section 06410 - Casework                                              1-4

DIVISION 7 - THERMAL AND MOISTURE PROTECTION
--------------------------------------------
     Section 07210 - Building Insulation                                   1-5
     Section 07241 - Exterior Insulation and Finish System - Class PB      1-4
     Section 07270 - Fire Barrier Systems                                  1-8
     Section 07410 - Manufactured Roof and Wall Systems                    1-5
     Section 07530 - Single-Ply Membrane Roofing                           1-5
     Section 07620 - Sheet Metal Flashing and Trim                         1-5
     Section 07724 - Roof Hatches                                          1-2
     Section 07900 - Joint Sealers                                         1-3



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



DIVISION 8 - DOORS AND WINDOWS
------------------------------
     Section 08110 - Steel Doors and Frames                                1-4
     Section 08210 - Wood Doors                                            1-4
     Section 08305 - Access Doors                                          1-2
     Section 08410 - Aluminum Entrances and Storefronts                    1-4
     Section 08460 - Automatic Entrance Doors                              1-2
     Section 08520 - Aluminum Windows                                      1-3
     Section 08700 - Finish Hardware                                      1-11
     Section 08800 - Glass and Glazing                                     1-5
     Section 08960 - Sloped Glazing System                                 1-7

DIVISION 9 - FINISHES
---------------------
     Section 09260 - Gypsum Wallboard Systems                             1-10
     Section 09300 - Tile                                                 1-4
     Section 09510 - Suspended Acoustical Ceiling                          1-2
     Section 09650 - Resilient Flooring                                    1-4
     Section 09680 - Carpeting                                             1-4
     Section 09800 - Special Coatings                                      1-5
     Section 09900 - Painting                                              1-5
     Section 09955 - Wall Covering                                         1-3

DIVISION 10 -SPECIALTIES
------------------------
     Section 10350 - Flagpoles                                             1-3
     Section 10522 - Fire Extinguishers, Cabinets, and Accessories         1-2
     Section 10800 - Toilet and Bath Accessories                           1-3

DIVISIONS 11 - 12
-----------------
Not Used

DIVISION 13 - SPECIAL CONSTRUCTION
----------------------------------
     Section 13152 - Swimming Pools                                        1-5

DIVISION 14 - CONVEYING SYSTEMS
-------------------------------
     Section 14241 - Hydraulic Passenger Elevators                         1-9
     Section 14560 - Linen Chutes                                          1-2

DIVISION 15 - MECHANICAL
------------------------
     Section 15010 - Basic Mechanical Requirements                         1-8
     Section 15030 - Electrical Requirements for Mechanical Equipment      1-2
     Section 15050 - Basic Mechanical Materials and Methods                1-4
     Section 15051 - Excavation, Backfill and Surface Restoration          1-2
     Section 15055 - Piping Materials and Methods                          1-5
     Section 151 00 -Valves                                                1-3
     Section 15125 - Piping Expansion Joints                            1 Page
     Section 15130 - Flexible Pipe Connectors                           1 Page
     Section 15135 - Gauges and Meters                                  1 Page
     Section 15140 - Pipe Hangers and Supports                             1-3
     Section 15150 - Equipment Bases and Supports                       1 Page
     Section 15160 - Equipment Drives                                   1 Page
     Section 15190 - Mechanical Identification                             1-2
     Section 15260 - Pipe Insulation                                       1-2
     Section 15290 - Duct Insulation                                    1 Page
     Section 1531 0 - Fire Suppression Piping                              1-3
     Section 15325 - Fire Control Equipment                                1-2
     Section 15330 - Sprinkler Systems                                     1-3
     Section 15340 - Standpipe System and Hose                             1-2

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                               TABLE OF CONTENTS
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




     Section 15410 - Interior  Domestic  Water Piping                    1 Page
     Section 15420 - Interior Drainage and Vent Systems                    1-2
     Section 15430 - Plumbing  Specialties                                 1-4
     Section 15440 - Plumbing  Fixtures                                    1-2
     Section 15453 - Plumbing  Pumps - Water                             1 Page
     Section 15454 - Plumbing  Pumps - Drainage                          1 Page
     Section 15458 - Domestic Water Heating                                1-3
     Section 15488 - Interior  Fuel Gas Piping                           1 Page
     Section 15510 - Hydronic  Piping Systems                            1 Page
     Section 15530A - Refrigerant  Piping                                  1-2
     Section 15530B - Refrigerant Piping                                   1-2
     Section 15575 - Breeching, Chimneys and Stacks                      1 Page
     Section 15675 - Air Cooled  Condensing Units                          1-2
     Section 15743 - Air Cooled Condenser                                  1-2
     Section 15781 - Packaged  Terminal  Air  Conditioning  Unit           1-2
     Section 15788 - Pool Dehumidification Unit (AHI-1)                    1-4
     Section 15832 - Heat Pump Units                                       1-2
     Section 15834 - Unit Heaters                                          1-2
     Section 15857 - Make-Up Air Unit                                      1-3
     Section 15860 - Fans                                                  1-3
     Section 15870 - Roof Ventilators                                    1 Page
     Section 15891 - Ductwork                                              1-5
     Section 15910 - Ductwork  Accessories                                 1-2
     Section 15940 - Air Outlets and Inlets                              1 Page
     Section 15970 - Control  Wiring                                     1 Page
     Section 15990 - Air Balancing                                         1-2

DIVISION 16 - ELECTRICAL
------------------------
     Section 16010 - Basic Electrical Requirements                         1-8
     Section 16050 - Basic Electrical Materials and Methods                1-4
     Section 16051 - Excavation, Backfill and Surface Restoration          1-2
     Section 16070 - Electrical Identification                             1-2
     Section 16080 - Specific Wiring Applications                          1-3
     Section 16110 - Conduit Systems                                       1-8
     Section 16113 - Communication Systems Conduits and Cabinets           1-2
     Section 16120 - Conductors                                            1-3
     Section 16140 - Wiring Devices and Coverplates                        1-2
     Section 16400 - Building Service - Secondary                        1 Page
     Section 16426 - Distribution Switchboard (Below 600 Volts)            1-3
     Section 16433 - Surge Protective Devices                              1-3
     Section 16440 - Disconnect Switches                                 1 Page
     Section 16450 - Grounding and Bonding                                 1-2
     Section 16470 - Panelboard                                            1-2
     Section 16477 - Fuses                                                 1-2
     Section 16480 - Motor Controllers                                     1-2
     Section 16495 - Automatic Transfer Switch                             1-2
     Section 16500 - Lighting Fixtures and Lamps                           1-3
     Section 16520 - Exterior Area Lighting                              1 Page
     Section 16535 - Exit and Emergency Lighting System                  1 Page
     Section 16625 - Emergency Power System                                1-6
     Section 16670 - Lightning Protection System                           1-2
     Section 16720 - Fire Alarm System                                     1-9




                                     96066
                               TABLE OF CONTENTS
                                     Page-3

                                   EXHIBIT B
                                LIST OF DRAWINGS


CIVIL
-----

C-1   EXISTING CONDITION/DEMOLITION PLAN
C-2   GRADING PLAN
C-3   SITE PLAN
C-4   NOT USED
C-5   STORMWATER MANAGEMENT PLAN
C-6   STRIPPING AND SIGNAGE PLAN
C-7   EROSION AND SEDIMENTATION CONTROL PLAN
C-8   HIGHWAY ACCESS PERMIT
C-9   DETAIL SHEET

ARCHITECTURAL
-------------

A-1   TITLE SHEET
A-2   FIRST FLOOR PLAN
A-3   SECOND FLOOR PLAN
A-4   THIRD FLOOR PLAN
A-5   FOURTH FLOOR PLAN
A-6   ROOF PLAN AND DETAILS
A-7   DOOR SCHEDULE AND DETAILS
A-8   FINISH SCHEDULE, WINDOW SCHEDULE
A-9   ENLARGED UNIT PLANS AND WALL TYPES
A-1 0 ENLARGED LOBBY PLAN AND DETAILS
A-1 1 ENLARGED STAIR PLANS, SECTIONS AND DETAILS
A-12  ENLARGED POOL, LAUNDRY, MECHANICAL ROOMS AND DETAILS
A-13  EXTERIOR ELEVATIONS
A-14  BUILDING SECTION"A"AND SECTIONS
A-15  BUILDING SECTION "B'AND SECTIONS
A-1 6 REFLECTED CEILING PLANS
A-17  FRONT DESK DETAILS
A-18  CABINETRY DETAILS AND INTERIOR ELEVATIONS

STRUCTURAL
----------

S-1  GENERAL NOTES
S-2  FOUNDATION PLAN
S-3  FOUNDATION SECTIONS AND DETAILS
S-4  SECOND FLOOR FRAMING PLAN
S-5  THIRD AND FOURTH FLOOR FRAMING PLAN
S-6  ROOF FRAMING PLANS
S-7  MASONRY PIERS, PLANS, AND DETAILS
S-8  SECTIONS AND DETAILS
S-9  SECTIONS AND DETAILS
S-10 WALL REINFORCING ELEVATIONS








                                     96066
                               TABLE OF CONTENTS
                                     Page-4

PLUMBING
--------

P1   LEGEND AND SCHEDULES
P2   UNDERGROUND UTILITIES PLAN
P3   FIRST FLOOR PLAN - PLUMBING
P4   SECOND FLOOR PLAN - PLUMBING
P5   THIRD FLOOR PLAN - PLUMBING
P6   FOURTH FLOOR PLAN - PLUMBING
P7   ROOF PLAN - PLUMBING
P8   DETAILS
P9   SOIL, WASTE AND VENT DIAGRAMS
P10  SOIL, WASTE AND VENT DIAGRAMS
P11  SOIL, WASTE AND VENT DIAGRAMS

MECHANICAL
----------

Hl-  HVAC FIRST FLOOR PLAN
H2-  HVAC SECOND FLOOR PLAN
H3-  HVAC THIRD FLOOR PLAN
H4-  HVAC FOURTH FLOOR PLAN
H5-  HVAC LEGEND AND DETAILS
H6-  HVAC SCHEDULES
H7-  HVAC EXHAUST/SUPPLY AIR RISER DIAGRAMS AND PIPING SCHEMATICS

ELECTRICAL
----------

E-1   ELECTRICAL LEGEND AND SCHEDULES
E-2   ELECTRICAL SITE PLAN
E-3   ELECTRICAL FIRST FLOOR PLAN
E-4   ELECTRICAL SECOND FLOOR PLAN
E-5   ELECTRICAL THIRD FLOOR PLAN
E-6   ELECTRICAL FOURTH FLOOR PLAN
E-7   ELECTRICAL ROOF PLAN
E-8   ENLARGED LOBBY PLAN
E-9   ELECTRICAL SUITES
E-10  ELECTRICAL DETAILS
E-11  ELECTRICAL PANELBOARDS
E-12  ELECTRICAL 1-LINE AND SCHEDULES








                                     96066
                               TABLE OF CONTENTS
                                     Page-5

                                 BRAUN & STEIDL
                              A R C H I T E C T S
--------------------------------------------------------------------------------

                                ADDDENDUM NO. 1

                                  Hampton Inn
                                    Erie, PA

                      Prepared for Essex Investment Group
                     Prepared by Braun & Steidl Architects
                               Project No. 96066

                               September 9, 1997

This Addendum is a modification of the Drawings and Specifications for the referenced project dated August 27, 1997, and is hereby incorporated into and becomes part of said Contract Documents. It is to be considered in the proposal and covers additions and/or changes to the Drawings and Specifications.

ARCHITECTURAL
-------------

ITEM 1  A-12 - ENLARGED POOL/MECHANICAL, LAUNDRY ROOMS, AND DETAILS
        -----------------------------------------------------------
        A-15 - BUILDING SECTION
        -----------------------
        A. As a point of clarification, the pool and all of its related components as specified in Section 13152 - Swimming Pools, is to be included in your bid.

ELECTRICAL
----------

ITEM 1. SHEET E-2
        ---------
        A. Duct section B/E2 - Add one (1) 4" I.D. secondary duct as indicated on revision Drawing No. E-2A.

ITEM 2. SHEET E-14
        ----------
        A. Main distribution panel "MDP" Schedule - Change feeder to "seven (7) sets of (4-#500 KCMIL - in 4" c.) and 2-4" c. spare."

ITEM 3. SHEET E-13
        ----------
        A. Panelboard Schedule "LS" - Add a GFCI type circuit breaker at pole position No. 5 serving a lighting circuit including lighting fixtures in the swimming pool room.


                                     96066
                                 ADDENDUM NO. I
                                     Page 1


--------------------------------------------------------------------------------

1041 West Market  Street  Akron,  Ohio  44313-7143  (330)  864-7755  FAX:  (330)
864-3691

        B. Panelboard Schedule "LA" - Add a GFCI type circuit breaker at pole position No. 16 and No. 18 serving lighting circuits in the swimming pool room.

SPECIFICATIONS
--------------

ITEM 1. 10350 - FLAG POLES
        ------------------
        A. Revise Section 2.3 Fittings, Paragraph B and sub-paragraphs 1 and 2 to: Internal Halyard, Winch System: Manually operated winch will control stop device and removable handle, stainless-steel cable halyard, and concealed revolving truck assembly with plastic-coated counterweight and sling. Provide flush access door secured with cylinder lock. Finish truck assembly to match Flag Pole.

ITEM 2. 16400 - BUILDING SERVICE - SECONDARY
        ------------------------------------
        A. Paragraph 1.2 Division of Work, sub-paragraph A. - delete "secondary conductors".
        B. Paragraph 1.2 Division of Work - add the following sub-paragraph "F. The Electrical Contractor shall provide the secondary conductors from the pad mounted transformer to the main distribution panel. The power company will provide terminators and make secondary connections at the transformer."


                               END OF ADDENDUM 1








                                     96066
                                 ADDENDUM NO. 1
                                     Page 2

                                 BRAUN & STEIDL
                              A R C H I T E C T S

                                 ADDENDUM NO. 2

                                  Hampton Inn
                                    Erie, PA

                      Prepared for Essex Investment Group
                     Prepared by Braun & Steidl Architects
                               Project No. 96066

                               September 16,1997

This Addendum is a modification of the Drawings and Specifications for the referenced project dated August 27, 1997, and is hereby incorporated into and becomes part of said Contract Documents. It is to be considered in the proposal and covers additions and/or changes to the Drawings and Specifications.

ARCHITECTURAL
-------------

ITEM 1. A-8 - FINISH SCHEDULE, WINDOW SCHEDULE, AND WINDOW DETAILS
        ----------------------------------------------------------
        A. As a point of  clarification,  to  coordinate  with the overall floor
        plans. Revised finish schedule to read: Men's Toilet            #128A
                                                Women's Toilet          #128B
                                                Storage                 #124
                                                Delete linen storage    #13OA.

ITEM 2. A-18 - INTERIOR ELEVATORS
        -------------------------
        A-9A - ENLARGED UNIT PLANS AND WALL TYPES
        -----------------------------------------
        A. As a point of clarification, on Deluxe King and Deluxe Double guestrooms, an additional elevation "N" has been added to show room cabinetry. See Sketch SK- 1 and SK-2.

ITEM 3. A-12 -ENLARGED POOL/MECHANICAL, LAUNDRY ROOM, AND DETAILS
        ---------------------------------------------------------
        A. Refer to revised sheet which clarifies storage #124, Men's 128A, and Women's 128B, their respective dimensions and elevations.



                                      96066
                                 ADDENDUM NO. 2
                                     Page 1


--------------------------------------------------------------------------------
1041 West Market  Street  Akron,  Ohio  44313-7143  (330)  864-7755  FAX:  (330)
864-3691

SPECIFICATIONS
--------------

ITEM 1. SECTION 08700 - FINISH HARDWARE
---------------------------------------
        A. As a point of clarification, frame seals as manufactured by Door and Hardware Systems should be contacted directly for national account pricing and supply at (716) 235-8543.

ITEM 2. SECTION 10800 - TOILET AND BATH ACCESSORIES
---------------------------------------------------
        A. 2.3 Toilet and Bath Accessories:
           A. Guestrooms, revise Item 5, shower curtain rods, heavy duty: to; Franklin Brass, Model 164, 1" satin stainless steel with E162 FLCS flanges, concealed fasteners.



                               END OF ADDENDUM 2








                                     96066
                                 ADDENDUM NO. 2
                                     Page 2

                                                                      ESSEX
                                                                  PARTNERS INC.
August 27, 1997


DiMarco Constructors Corp.
2595 Brighton-Henrietta Townline Road
Rochester, NY 14623

Attention: John DiMarco, Sr.

Re: Erie Hotel LLC
    c/o Essex Hospitality Associates IV L.P.
    Hampton Inn
    Old Oliver Road @ I-90
    Summit Township, Erie County, Pennsylvania

Dear John:

We are pleased to submit these documents for the above-referenced project. Your company will be one of up to five bidders on this project. Please note that these documents are for bid purposes only. You will receive a set of construction drawings, specifications and site drawings, (the "Bid Documents") directly from the architect.

Initially you will receive the architectural, structural and civil drawings. You will receive the mechanical and electrical drawings in about one week. Your bid will be due two weeks following receipt of the mechanical and electrical drawings.

The bidder acknowledges that in submitting this bid, he has received, read and understands the Bid Documents, has visited the site and is familiar with the local conditions under which the work is to be performed and has correlated all observations with the requirements of the Bid Documents.

Your work as well as your subcontractors must meet all local, state, and federal building codes and standards and your bid as submitted reflects the willingness, ability and costs and expenses to perform at such level.

Let me provide you with information which should assist you in reviewing the documentation and preparing your bid:

1. Project Owner:                       Erie Hotel LLC
                                        c/o Essex Hospitality Associates IV L.P.
                                        100 Corporate Woods, Suite 300
                                        Rochester, NY 14623
                                        Telephone: (716) 272-2300
                                        Fax:(716) 272-2396

                                                             100 Corporate Woods
                                                             Rochester, NY 14623
                                                             716-272-2300
                                                             Fax: 716-272-2396



SECURITIES OFFERED THROUGH ESSEX CAPITALMARKETS INC.
REGISTERED BROKER/DEALER MEMBER NASD
--------------------------------------------------------------------------------

L 0 C A L L Y        B A S E D         G L 0 B A L L Y         C 0 N N E C T E D

2.  Project Location:                 Old Oliver Road at I-90
                                      North Side of Oliver, South of I-90
                                      and West of Peach Street
                                      Summit Township
                                      County of Erie
                                      State of Pennsylvania

3.  Project Architect:                Braun & Steidl
                                      1041 West Market Street
                                      Akron., OH 44313
                                      Telephone: (330) 864-7755
                                      Fax: (330) 864-3691
                                      Contacts: Charles Schreckenberger
                                      and John Wheeler

    Structural, Mechanical &
    Electrical Engineers:             Contact through Project Architect


4.  Consulting Engineers:

    -Civil Engineers                  Henry T. Welka & Associates
                                      3200 West 32nd Street
                                      Erie, PA 16506
                                      Telephone: (814) 833-3900
                                      Fax: (814) 833-9550
                                      Contact: James T. Welka

    -Environmental Engineers          Andrew Martin Associates, Inc.
                                      2700 West 21st Street
                                      Erie, PA 16506
                                      Telephone: (814) 838-9591
                                      Fax: (814) 838-9628
                                      Contact: oseph J. Pillitteri, M.A.

   -Geotechnical Engineers            Urban Engineers of Erie, Inc.
                                      502 West 7th Street
                                      Erie, PA 16502-1399
                                      Telephone: (814) 453-5702
                                      Fax: (814) 453-2020
                                      Contacts: LP. Gupta, P.E., Chief Engineer
                                      George H. Willis, P.E., Vice President

5. City Offices:                      Summit Township
                                      8900 Old French Road
                                      Erie, PA 16509
                                      Telephone: (814) 868-9686
                                      Fax: (814) 864-0013

6. Construction Consultant:           Essex Partners Inc.
                                      100 Corporate Woods, Suite 300
                                      Rochester, NY 14623
                                      Telephone: (716) 272-2300
                                      Fax: (716) 272-2396
                                      Contact: Thomas W. Blank,
                                      Senior Vice President

7. Start  Date:                       Upon   issuance   of   Building   Permit,
                                      approximately October 1, 1997.

8. Completion Date:                   Turnover for FF&E fit-up June 1, 1998.
                                      Adjusted based on start date.

                                      Issuance of Certificate of Occupancy on or before June 1, 1998. Adjusted based on start date.

9. Bid Format:                        The         dollar  amount   of       your
                                      bid should be scheduled according to the format attached hereto. There should be a cost allocation for each line item unless such work is not included in this project.
                                      No line item should include your overhead and/or profit, which should be reflected in your construction management fee.

                                      A  preliminary   CPM  Schedule  should  be
                                      submitted with your bid.

                                      Performance and Completion Bond required covering and including labor and materials in an amount equal to 100% of the contract sum.

                                      Builder's  Risk  and  Liability  Insurance
                                      will   be   provided   by   the   Builder.
                                      Franchisor,  Project  Owner,  Construction
                                      Consultant and any Construction Lender will be added as additional insured.

                                      No Bidder will be permitted to withdraw his bid within 30 days after the final due date. Owner reserves the right to extend the bid date up to 30 days, to reject any and all bids and to waive informalities herein. Any bid not conforming to this format will be rejected.

10.Special Conditions:                See Addendum attached.

11.Bid Date:                          All bids are to be  received by  September
                                      18, 1997 at 5:00 P.M. at the offices of
                                      Essex Partners Inc., 100 Corporate
                                      Woods, Suite 300, Rochester, NY 14623
                                      Attention: Thomas W. Blank, Senior
                                      Vice President.

                                      Contract will be awarded expeditiously thereafter subject to final clarification and negotiation and issuance of a Building Permit.

                                      Facsimile copies will be accepted followed by a hard copy by overnight mail the same day.

12.Contract  Form:                    This contract will be awarded on a cost
                                      plus fixed fee with a guaranteed maximum price (AIA Form All). Change orders will not increase the guaranteed maximum price

                                      There  will  be  a  50/50  split  of  cost
                                      savings   realized  below  the  guaranteed
                                      maximum price.

                                      Project Owner reserves the right to supply
                                      any equipment  and/or material to the job.
                                      Installation    may   be   by   Owner   or
                                      Contractor. Full credit shall be given for
                                      any   such   substitution   based  on  the
                                      appropriate line item value.


13.Changes:                           All Change Orders, Submittals, Shop
                                      Drawings, Substitutions and Approved
                                      Equals must be submitted to and
                                      approved by the Project Owner,
                                      Construction Consultant and Project
                                      Architect.

                                      There will be 5%  overhead  and/or  profit
                                      mark-up to any change  orders.  All change
                                      orders  will  be   supported   by  back-up
                                      invoices,    work   orders,    and   other
                                      documentation.

14.Bid Documents                      On file at:
   Contact:                           City Blue Print Company
                                      68 Scio Street
                                      Rochester, NY 14604
                                      Telephone: (716) 454-1695
                                      Fax: (716) 232-64S2 (Please contact
                                      City Blue Print Company directly to
                                      obtain additional copies of plans and
                                      specs at your cost.)

In the event of discrepancy between this letter and the Bid Documents, this letter shall prevail.

I trust this information is sufficient for you to complete your bid. If you have any questions, please feel free to contact the undersigned. In my absence, please ask for Keith Shugerts, our Projects Coordinator.


Very truly yours,



Thomas W. Blank
Senior Vice President

TWB:ah

enclosures

                               SPECIAL CONDITIONS

1. Contractor will be responsible to obtain permits for demolition, secure utility disconnects and demolish all structures on the site including the excavation and fill of footings and/or basements and hauling and dumping all material.

2. Contractor will be responsible to obtain permits and complete work at the intersection of Old Oliver Road and New Oliver Road and the entry connection to the Church pursuant to the attached letter agreement.

3. See reference letter from Summit Township Sewer Authority regarding Old Oliver Road lift station. This work is included in the scope of your bid.

4. See reference letter Erie County Conservation District regarding notices, permits, design, structure integrity, and installation of the control measures. This work is included in the scope of your bid.

5. Verify with local code and include in your price if there is the necessity for a standpipe system in the hotel and siamese connection outside the hotel and the need for separate fire and domestic water lines and backflow preventors. A stubout for landscape irrigation will be necessary.

6. Verify and include in your price the location, length of utility runs, size of tap and tap fees to be paid to various municipal agencies. It will be necessary to determine if water supply is to be looped from Peach Street to New Oliver Road. Include all tap fees and the building permit fee in your bid.

7. Wire for cable television and telephone (including elevator telephones) including labor and material.

8. All guest room doors and the exercise room and meeting room doors to have Vingcard 2100 lock sets, the door to the back office/administrative area to have a push button combination lock, and all others to have cylinder style lock sets. The inside (vestibule) set of the front door system to also have 2 way voice communication and lock deactivation with the front desk.

9. Provide panic hardware conforming with applicable local, regional and national building codes (exterior and corridor doors), with electric strikes and remote readers at all exterior doors (inside vestibule at the front door).

10. Contractor to install all vinyl wall covering. Contractor to provide take offs for all wall covering used throughout the hotel. Owner will provide name of the manufacturer, design number and match, if any.

11. Carpet installation price to include cutting and binding of the carpet base to be used throughout the hotel in all areas where carpet is installed. Contractor to provide' carpet takeoffs and seaming plans to owner for both guest rooms and public space. Carpet not to be installed until just prior to Owner's installation of FF&E. It will be a double stick pad and pattern carpet with border and header.

12.   Elevator doors and frames to be painted with color chosen by Owner.

13. The Contractor shall be responsible to secure plans, specifications, and shop drawings from a qualified pool contractor to install the pool system including but not limited to piping, filtration system, pool lighting and all operating and safety signage and equipment. Contractor shall secure all permits and licenses for construction and operation of the pool.

14. Contractor to provide conduit wire, circuit breakers, and conductor for signs on the building, entryway to the site, and a pole sign. Final locations to be selected by Owner. HOA switching should be added as needed to the site light contractor.

15. Dumpsters will be provided by General Contractor through the opening date of the hotel.

16. Contractor will accept delivery and distribute into the hotel the expendables, soft goods and FF&E. Owner will be responsible for assembly and installation of the FF&E. Washers, dryers and ice machines shall be moved into the hotel to the areas in which they are to be installed. General Contractor to install bolts into concrete pad to anticipate installation of washers. Templates and bolts to be provided by Owner.

17. Contractor will install appliances in the public area and suites including but not limited to garbage disposal, microwave, dishwasher, and coffee and juice machine.

18.   Allowances:

        $75,000 landscape and irrigation
        $75,000 exterior signage allowance
        $ 7,500 interior signage allowance

        The above costs shall be incorporated into the contractor's bid.

19. The Bid Documents are being simultaneously delivered to the Building Department Summit Township and Pennsylvania Department of Labor and Industry. Any changes required by their review will be provided to you by Addendum.

20.   The  Contractor  shall  achieve   Substantial   Completion  and  Permanent
      Certificate of Occupancy on or before June 1, 1998.

                        SUMMIT TOWNSHIP SEWER AUTHORITY
                                  ERIE COUNTY
                                  PENNSYLVANIA
                                      1968

                              8890 Old French Road
                         Erie, Pennsylvania 16509-5459
                              Phone (814) 868-4495
                               Fax (814) 866-5821

June 25, 1997


Thomas W. Blank - Chief Operating Officer
Hotel Division
Essex Partners Inc.
100 Corporate Woods, Suite 300
Rochester, NY 14623

Re:     Existing Lift Station @ Old Oliver Rd. - Hampton Inn
        North Side of Oliver Road,  South of I-90 and West of
        Peach Street Summit Township


Dear Mr. Blank:

After a review of the existing lift station at Old Oliver Road, this letter is to inform you of improvements that will be necessary prior to connection of the proposed Hampton Inn. The Summit Township Sewer Authority has recently installed a relief sewer that bypass the Old Oliver Road lift station- The relief line was installed to make use of gravity as opposed to pumping. The lift station while still serviceable is in need of some improvements in order to accommodate the increased flow that you desire. The following is the minimum needed to permit your flows to enter the lift station:

     1 - 1 1/2 HP pump; Estimated Cost        $ 2,300.00
     1 - Low level alarm;  Estimated Cost     $   300.00
     1 - Bar screen manhole; Estimated Cost   $   900.00
             TOTAL COST                       $ 3,500.00

The 1 1/2 HP pump is needed because the STSA does not have spare pump currently. No spare pump was required with the reduced flow entering the lift station after the relief sewer was installed. The low level alarm prevents unnecessary pump operation when water levels are low and safeguards the pumps. The bar screen manhole traps/collects solids/rags prior to entering the system. The bar manhole shall be constructed on the Hampton Inn property and be maintained by Hampton Inn. These improvements will be at no cost to the Summit Township Sewer Authority.

Please submit your detailed site plans for Authority for review as soon as they become available. Please feel free to call me at 868-4495 if you have any questions or if you desire any additional information.

                                        Sincerely,

                                        /s/ William C. Steff, P.E.
                                        William C. Steff, P.E.
                                        Manager


WCS
ENCL.: Bar Screen Manhole Detail
cc: Mark Welka, Henry T. Welka and Associates file

                       Erie County Conservation District
   12723 ROUTE 19 * P.O. BOX 801 * WATERFORD, PA 16441 * PHONE (814) 796-4203


                                             250029797
                                             July 14, 1997



TO:   Essex Investment Group.  Inc.
      100 Corporate Woods, Suite 300
      Rochester, NY 14623

RE:   Hampton Inn, Summit Twp.,  Erie County

SUBJECT: SOIL EROSION & SEDIMENT POLLUTION CONTROL PLAN

The plan has been reviewed and is adequate to meet the requirements of PA TITLE 25, Chapter 102, Erosion Control.

The Conservation District has reviewed this plan solely to determine whether it is adequate to satisfy the requirements of 25 PA Code 102.1 et. Seq., the Erosion Control Regulations of the Department of Environmental Protection. By a determination that the plan is adequate to meet those requirements, neither the Conservation District nor the County assumes any responsibility for the implementation of the plan or the proper construction and operation of the facilities contained in the plan. The design, structure integrity, and installation of the control measures are the responsibility of the landowner and/or the earthmover. Before any construction or earthmoving may begin, the appropriate and necessary local, state and federal permits must be secured from the agency having specific permitting authority.

A copy of the Soil Erosion and Sediment Pollution Control Plan must be available at the site of the earthmoving activity during construction and until the site is stabilized.

Comments on the plan are enclosed (See page 2).

Your  Conservation   District  stands  ready  to  assist  you  in  solving  your conservation problems. If you have any questions regarding this or any other projects, please contact our office at the above address and telephone number.


                                         Sincerely,

                                         s/s Gene R. Clemente
                                         Gene R. Clemente
                                         District  Technician
                                         ERIE CO. CONSERVATION DISTRICT


CC:   Henry T. Welka & Assoc.



                  CONSERVATION * DEVELOPMENT * SELF GOVERNMENT

                                    COMMENTS

1. This approval does not give any property rights, either in real estate or material nor any exclusive privileges, nor shall it be construed to grant or confer any right, title, easement, or interest in, to, or over any land belonging to the Commonwealth of Pennsylvania; neither does it authorize any injury to private property or invasion of private rights, nor any infringement of Federal, State, or Local laws or regulations; nor does it obviate the necessity of obtaining Federal assent when necessary.

2. A copy of the approval letter and the Soil Erosion & Sediment Pollution Control Plan must be kept on site at all times during construction.

3. You must notify the Conservation District (in writing) five days prior to the start of earthmoving project.

4. The Soil Erosion & Sediment Pollution Control Plan must be made available upon request of an inspector from the Department of Environmental Resources, Conservation District, or the Fish Commission.

                                                                         ESSEX
                                                                 PARTNERS INC.

May 12, 1997


Leroy W. Gross
Church Council Secretary
First Assembly of God
8150 Oliver Road
Erie, PA 16509

RE:     Intersection of Oliver Road and Old Oliver Road


Dear Leroy:

Thank you for the time we spent on Wednesday May 7, 1997. Based on our meeting, I agreed to put in writing our agreement regarding the Church's conveyance of a piece of land to Summit Township in order to reconfigure the above-referenced intersection. The agreement is as follows:

1. The Church agrees to convey and/or dedicate the referenced piece of land up to 7,000 square feet to Summit Township as such piece is shown on an instrument survey map entitled Oliver Road Improvements dated March 13, 1997 by Henry T. Welka Associates.

2. Essex Hospitality Associates IV L.P. ("Essex") will pay the sum of $10,000 in consideration for conveyance of the land to Summit Township; $5,000 will be paid on the first day of the month following opening of its hotel (Hampton Inn developed at Old Oliver Road and Route 19) and the remaining $5,000 one year thereafter. A promissory note evidencing this obligation will be executed at the time of the conveyance.

3. Essex will provide a curb cut and paved access road (approximately 100 feet long and 22 feet wide) from the improved Old Oliver Road to the eastern most point of the Church parking lot.

4. Essex will provide a maximum of two room nights per week (non-cumulative) on an as available basis for speakers and special guests of the Church at one half the prevailing rate for such room. This consideration will run for a period of five years from the hotel opening date or until the sale of the hotel to a third party, whichever first occurs.

5. Essex will make application to place a marque directional sign at the corner of Oliver Road and Peach Street, and will provide and pay for a position for the Church on the sign as long as it is approved by Summit Township.

                                                            100 Corporate Woods
                                                            Rochester, NY 14623
SECURITIES OFFERED THROUGH ESSEX CAPITALMARKETS INC.        716-272-2300
                REGISTERED BROKER/DEALER MEMBER NASD        Fax: 716-272-2396


L 0 C A L L Y       B A S E D        G L 0 B A L L Y          C 0 N N E C T E D

Leroy W. Gross
May 12, 1997
Page 2


6. This letter is intended to bind the parties hereto, however, in the event of a written request by either party, the terms hereof shall be embodied in a definitive agreement approved by legal counsel for both sides.

Leroy, I appreciate your willingness to act quickly on this matter since we hope to have all contingencies resolved next week. This will allow us to seek subdivision approval with Summit Township prior to the end of May.

I trust this meets with your approval. If you have any questions, please feel free to contact me. I hope to receive this executed letter following your Wednesday, May 14, 1997 meeting.


Sincerely

ESSEX HOSPITALITY ASSOCIATES  IV LP.
by:  Essex Partners, Inc., General Partner


/s/ Thomas W. Blank
Thomas W. Blank
Chief Operating Officer
Hotel Division

TWB:ah


Accepted and Agreed to by the
First Assembly of God
this 14th day of  May, 1997



/s/ Leroy W. Gross
Leroy W. Gross, Church Council Secretary

                           DiMarco Constructors Corp.
                     2595 Brighton Henrietta Town Line Road
                           Rochester, Now York 14823

               To:       Tom Blank
          Company:       Essex Investment Group
            Phone:
              Fax:       272-2396

             From:       Hal Smallwood

          Company:       DIMARCO CONSTRUCTORS, CORP.
            Phone:       (716) 272-7760
              Fax:       (716) 272-1860

             Date:       9/19/97

                        Pages Including this cover page:     2

Comments:

Tom,
Attached is the breakdown of our quote for the Hampton Inn, Erie, Pa.

Thank you.

Hal Smallwood

                           DIMARCO CONSTRUCTORS CORP.

                                   BID FORMAT
                             Hampton Inn, Erie, Pa

     GENERAL CONDITIONS:                              FINISHES:
Supervision                           $95,000    Gypsum Drywall                               $475,000
Temporary Toilets                      $1,800    Tile                                          $68,000
Temporary Phones                       $3,500    Cultured Marble                               $83,000
Temporary Office Trailer               $5,700    Acoustic Ceilings                            Included
Temporary Electric                     $9,500    Acoustic Insulation                          Included
Temporary Water                        $1,700    Resilient Flooring                            $37,000
Construction Testing                   $6,000    Painting                                      $98,000
Equipment Rental                       $8,500    Wall covering - install                      Included
Site Engineering                       $2,100    Carpet Base - install                        Included
Insurance                            Included      TOTAL FINISHES                             $761,000
Project Service                      Included
Winter Protection                     $83,000         SPECIALTIES:
Other                                 $73,403    Miscellaneous Specialties
  TOTAL GENERAL CONDITIONS           $290,603    Louvers and Vents                            Included
                                                 Wall and Corner Guards                         $2,500
     SITE WORK:                                  Flagpole                                       $2,700
Site Preparation                      $37,000    Fire Extinguishers, Cab & Access.              $4,200
Earthwork                             $62,000    Toilet & Bath Accessories                     $25,600
Trenching/Backfilling/Compacting      $31,000      TOTAL SPECIALTIES                           $35,000
Termite Protection                     $4,500
Select Foundation Bedding & Backfill  $17,000         EQUIPMENT
Wood Fences & Gates                              Chutes                                         $4,900
Asphalt Concrete Paving              $130,000      TOTAL EQUIPMENT                              $4,900
Portland Cement Concrete Paving       $14,000
Piped Utilities                       $49,000         FURNISHINGS
Water System                           $6,000    Rugs & Mats                                    $4,500
  TOTAL SITE WORK                    $351,000      TOTAL FURNISHINGS                            $4,500

     CONCRETE                                         CONVEYING SYSTEM
Cast-in-Place Concrete               $183,315    Hydraulic Passenger Elevator                  $78,000
Precast Concrete Deck                $318,500      TOTAL CONVEYING SYSTEM                      $78,000
  TOTAL CONCRETE                     $501,815
                                                      MECHANICAL
     MASONRY                                     Plumbing                                     $295,000
Mortar                               Included    Fire Protection                               $63,545
Masonry Accessories                  Included    Heating, Ventilating, A/C                    $280,000
Concrete Unit Masonry                $207,800    Air Distribution                             Included
  TOTAL MASONRY                      $207,800    Controls                                     Included
                                                   TOTAL MECHANICAL                           $638,545
     METALS
Structural Steel                      $95,300         ELECTRICAL
Steel Joists                         Included    Electrical-General Provisions                $395,000
Metal Decking                        Included    Basic Materials & Methods                    Included
Cold-Formed Metal Framing          In Drywall    Service & Distribution                       Included
Metal Fabrications                   Included    Lighting Fixtures                            Included
Metal Stairs                         Included    Emergency Generator                          Included
  TOTAL METALS                        $95,300    Fire Alarm Voice Communications System       Included
                                                 Conduit System & Pull Wire for Telephone     Included
     WOOD AND PLASTIC                            Conduit System & Pull Wire for Television          $0
Rough  Carpentry                      $35,000      TOTAL ELECTRICAL                           $395,000
Finish  Carpentry                     $26,000
Architectural Woodwork                $74,000
   TOTAL WOOD AND PLASTIC            $135,000

     THERMAL/MOISTURE PROTECT                         OTHER
Waterproofing                        Included    FF&E (Install Owner Supplied Eq.)             $16,000
Dampproofing                         Included    Swimming Pool                                 $30,000
Plastic Vapor Banter                 Included    Building Permit                              Included
Building Insulation                   $43,000    Performance Bond                         Not Included
Roof Insulation                      Included    Permit                                       Included
Exterior Insul and Finish System     $148,000    Construction Management Fee                        $0
Firestopping                         Included      TOTAL OTHER                                 $46,000
Preformed Metal Roofing               $46,000
Elastic Sheet Roofing                $127,000         ALLOWANCES
Flashing and Sheet Metal             Included    Interior Signage Allowance                     $7,500
Roof Accessories                     Included    Exterior Signage Allowance                    $75,000
Sealants and Caulking                 $16,000    Landscape & Irrigation Allowance              $75,000
TOTAL THERMAL/MOISTURE               $380,000      TOTAL ALLOWANCE                            $157,500

     DOORS & WINDOWS
Metal Doors & Frames                 $100,900
Wood Doors                            $12,100
Access Doors                           $1,600
Mirrored Doors                        $12,000
Aluminum Entrances & Storefronts      $97,000
Structured Windows                   Included
Finish Hardware                       $16,700
Electronic Locks                      $32,500
Automatic Door Equipment              $11,000
Glasing/Sloped                        $71,000
TOTAL DOORS AND WINDOWS              $354,800
                                                 TOTAL BID AMOUNT                           $4,441,863


                             CONTRACTOR REVISED BID
                                October 13, 1997

CONTINUATION SHEET                AIA DOCUMENT G703         Page 2 of pages 2
AIA Document G702, APPLICATION AND CERTIFICATE FOR PAYMENT, containing
Contractor's Signed Certificate is attached,
In tabulations below,  amounts are stated to the nearest dollar,
Use Column I on Contracts where variable retainage for line items may apply.

APPLICATION NUMBER:         1
APPLICATION DATE:           10/31/97
PERIOD TO:                  10/31/97
ARCHITECT'S PROJECT NO:     97072

------------------------------------------------------------------------------------------------------------------------------------
  A             B                           C            D           E           F            G                   H            I
------------------------------------------------------------------------------------------------------------------------------------
Item   Description of Work              Scheduled        Work Completed       Materials     Total        %     Balance     Retainage
No                                        Value         From        This      Presently   Completed    (G +      To
                                                      Previous     Period      Stored     And Stored     C)    Finish
                                                                              (Not in       To Date            (C - G)
                                                                               D or E)    (D + E + F)
------------------------------------------------------------------------------------------------------------------------------------
 1  General Conditions                 $230,603.00     $0.00       $0.00       $0.00        $0.00      0.00%     230,603.00    0.00
 2  Site Preparation                    $28,000.00     $0.00       $0.00       $0.00        $0.00      0.00%      28,000.00    0.00
 3  Earthwork                           $62,000.00     $0.00       $0.00       $0.00        $0.00      0.00%      62,000.00    0.00
 4  Trenching/Backfilling/Compact       $31,000.00     $0.00       $0.00       $0.00        $0.00      0.00%      31,000.00    0.00
 5  Paving                             $144,000.00     $0.00       $0.00       $0.00        $0.00      0.00%     144,000.00    0.00
 6  Select Foundation Backfill          $17,500.00     $0.00       $0.00       $0.00        $0.00      0.00%      17,500.00    0.00
 7  Utilities                           $55,000.00     $0.00       $0.00       $0.00        $0.00      0.00%      55,000.00    0.00
 8  Cast-In-Place Concrete             $181,910.00     $0.00       $0.00       $0.00        $0.00      0.00%     181,910.00    0.00
 9  Pre-Cast Decks                     $306,184.00     $0.00       $0.00       $0.00        $0.00      0.00%     306,184.00    0.00
10  Concrete Unit Masonry              $207,900.00     $0.00       $0.00       $0.00        $0.00      0.00%     207,900.00    0.00
11  Structural Steel                    $95,300.00     $0.00       $0.00       $0.00        $0.00      0.00%      95,300.00    0.00
12  Rough Carpentry                     $38,000.00     $0.00       $0.00       $0.00        $0.00      0.00%      38,000.00    0.00
13  Finish Carpentry                    $98,756.00     $0.00       $0.00       $0.00        $0.00      0.00%      98,756.00    0.00
14  Building Insulation                 $40,074.00     $0.00       $0.00       $0.00        $0.00      0.00%      40,074.00    0.00
15  E.I.F.S.                           $145,000.00     $0.00       $0.00       $0.00        $0.00      0.00%     145,000.00    0.00
16  Roofing                            $161,500.00     $0.00       $0.00       $0.00        $0.00      0.00%     161,500.00    0.00
17  Sealants & Caulking                 $16,600.00     $0.00       $0.00       $0.00        $0.00      0.00%      16,600.00    0.00
18  Metal Doors & Frames               $110,100.00     $0.00       $0.00       $0.00        $0.00      0.00%     110,100.00    0.00
19  Access Doors                         $1,513.00     $0.00       $0.00       $0.00        $0.00      0.00%       1,513.00    0.00
20  Mirrored Doors                      $12,000.00     $0.00       $0.00       $0.00        $0.00      0.00%      12,000.00    0.00
21  Aluminum Entrances & Storefronts   $108,000.00     $0.00       $0.00       $0.00        $0.00      0.00%     108,000.00    0.00
22  Finish Hardware                     $18,700.00     $0.00       $0.00       $0.00        $0.00      0.00%      18,700.00    0.00
23  Electronic Locks                    $32,500.00     $0.00       $0.00       $0.00        $0.00      0.00%      32,500.00    0.00
24  Glazing/Sloped                      $71,000.00     $0.00       $0.00       $0.00        $0.00      0.00%      71,000.00    0.00
25  Gypsum Drywall                     $475,000.00     $0.00       $0.00       $0.00        $0.00      0.00%     475,000.00    0.00
26  Tile                                $68,000.00     $0.00       $0.00       $0.00        $0.00      0.00%      68,000.00    0.00
27  Cultured Marble                     $82,798.00     $0.00       $0.00       $0.00        $0.00      0.00%      82,798.00    0.00
28  Resilient Flooring                  $35,089.00     $0.00       $0.00       $0.00        $0.00      0.00%      35,089.00    0.00
29  Painting                            $95,511.00     $0.00       $0.00       $0.00        $0.00      0.00%      95,511.00    0.00
30  Specialties                          $9,400.00     $0.00       $0.00       $0.00        $0.00      0.00%       9,400.00    0.00
31  Toilet & Bath Accessories           $25,600.00     $0.00       $0.00       $0.00        $0.00      0.00%      25,600.00    0.00
32  Chutes                               $4,800.00     $0.00       $0.00       $0.00        $0.00      0.00%       4,800.00    0.00
33  Elevator                            $74,633.00     $0.00       $0.00       $0.00        $0.00      0.00%      74,633.00    0.00
34  Plumbing                           $270,000.00     $0.00       $0.00       $0.00        $0.00      0.00%     270,000.00    0.00
35  Fire Protection                     $63,545.00     $0.00       $0.00       $0.00        $0.00      0.00%      63,545.00    0.00
36  HVAC                               $280,000.00     $0.00       $0.00       $0.00        $0.00      0.00%     280,000.00    0.00
37  Electrical                         $395,000.00     $0.00       $0.00       $0.00        $0.00      0.00%     395,000.00    0.00
38  FF&E                                 $3,000.00     $0.00       $0.00       $0.00        $0.00      0.00%       3,000.00    0.00
39  Allowance-Signage                   $82,500.00     $0.00       $0.00       $0.00        $0.00      0.00%      82,500.00    0.00
40  Allowance-Landscaping               $75,000.00     $0.00       $0.00       $0.00        $0.00      0.00%      75,000.00    0.00
41  Swimming Pool                       $27,584.00     $0.00       $0.00       $0.00        $0.00      0.00%      27,584.00    0.00





CONTINUATION SHEET                AIA DOCUMENT G703         Page 2 of pages 2
AIA Document G702, APPLICATION AND CERTIFICATE FOR PAYMENT, containing
Contractor's Signed Certificate is attached,
In tabulations below,  amounts are stated to the nearest dollar,
Use Column I on Contracts where variable retainage for line items may apply.

APPLICATION NUMBER:         1
APPLICATION DATE:           10/31/97
PERIOD TO:                  10/31/97
ARCHITECT'S PROJECT NO:     97072

------------------------------------------------------------------------------------------------------------------------------------
  A             B                           C            D           E           F            G                   H            I
------------------------------------------------------------------------------------------------------------------------------------
Item   Description of Work              Scheduled        Work Completed       Materials     Total        %     Balance     Retainage
No                                        Value         From        This      Presently   Completed    (G +      To
                                                      Previous     Period      Stored     And Stored     C)    Finish
                                                                              (Not in       To Date            (C - G)
                                                                               D or E)    (D + E + F)
------------------------------------------------------------------------------------------------------------------------------------
                                                       $0.00       $0.00       $0.00        $0.00      0.00%     0.00        0.00
                                                       $0.00       $0.00       $0.00        $0.00      0.00%     0.00        0.00
                                                       $0.00       $0.00       $0.00        $0.00      0.00%     0.00        0.00
                                                       $0.00       $0.00       $0.00        $0.00      0.00%     0.00        0.00
------------------------------------------------------------------------------------------------------------------------------------
                                      4,280,000.00     $0.00       $0.00       $0.00        $0.00      0.00%   4,280,000.00    0.00
------------------------------------------------------------------------------------------------------------------------------------

                             DEVELOPER'S AGREEMENT

     THIS AGREEMENT, made this 24th day of January, 1997, by and between:

                              Essex Partners Inc.
                         100 Corporate Woods, Suite 300
                              Rochester, MY 14623

(hereinafter collectively referred to as "Developer"),

                                      AND

     SUMMIT TOWNSHIP WATER AUTHORITY, a Pennsylvania municipal authority, with offices at 8900 Old French Road, Erie, Pennsylvania (hereinafter referred to as the "Authority").

                                   BACKGROUND

     A. The  Developer  is the owner of certain  real  estate  located in Summit
Township,   Pennsylvania  and  bearing  Erie  County  Tax  Identification
Nos. 40-17-73-pt 2, 2.01, 2.02.

     B. The Developer intends to construct a 98-room hotel on said property and the Developer desires to serve this property with a public water supply system.

     C. All parties hereto have agreed upon certain terms and conditions under which said public water system shall be constructed.

                                    AGREEMENT

     NOW THEREFORE: in consideration of the intention of the parties to be legally bound hereby and other good and valuable consideration, the parties to this Agreement hereby agree as follows:

     1. The Developer shall pay all costs for the design of the contemplated 100-room hotel including obtaining all required permits. The Authority shall review and approve the proposed design prior to start of construction. Upon approval of such plans by the Authority, which approval shall not be unreasonably withheld, Developer agrees to construct or cause to be constructed the public water .system in compliance with such approved plans. Developer further agrees that such construction shall be in accordance with general specifications for public water mains and appurtenances.. prepared and supplied by Hill Engineering, Inc., which specifications are likewise incorporated herein by reference. Construction shall be subject to inspection and approval by the Authority, or any accredited agents or representatives of the Authority.

     2. Developer further understands and agrees that they will assume all costs and expenses in connection with the construction of the System and they will deposit $2,500 with the Authority to be applied to expenses which the Authority will incur for engineering, administrative and legal work- performed in relationship to such construction.

     3. Developer understands and agrees that they will assume all costs and expenses in connection with the construction of the proposed project.

     4. If the Developer undertakes to construct the water system as contractor, Developer agrees to indemnify and save harmless the Authority and Summit Township from any and all claims for personal injury to any person whether or not an employee of Developer, Authority or Summit Township, and likewise for property damage of any person including Developer, Authority, or Summit Township arising out of or related to the construction of the water system which is the subject of this Agreement, where the injured party alleges and proves that the loss is attributable in whole or in part to any ant of omission or commission, breach of duty or negligence on the part of the Developer or their agents and servants. Such indemnity shall hold Authority and Summit Township harmless from any and all suits, costs, expenses of defense (including attorney's fees), judgments and decrees. In the event the Developer enters into a contract with a third party as contractor for the construction contemplated under this Agreement, then the Developer agrees that it will require a specific term or condition within such agreement providing for the same manner of indemnity and hold handless language between such contractor, the Authority and Summit Township. The indemnification provided through this section does not extend to liability based upon the acts, omissions, breaches of duty, or negligence of the Authority,

Summit Township of any of their agents,  officers,  servants or contractors.

5. In the event the Developer has undertaken the construction referred to herein as contractor, Developer agrees to procure comprehensive public liability insurance in the amount of not less than $1,000,000 for injury or death and not less than $300,000 for property damage containing coverage for contractual liabilities undertaken by Developer or Landowners under the indemnity provision of this Agreement satisfactory to the Authority. In the event Developer enters into a contract for the construction of the water system with an independent contractor, then the Developer agrees that it will require a specific term or condition within such agreement obligating the contractor to obtain the insurance upon the same terms and conditions.

6. Developer hereby agrees to grant to Authority the following rights to the property.

7. This Agreement shall be binding on all parties hereto, their assignees or successors in title.

8. This Agreement shall be governed under and subject to the laws of the Commonwealth of Pennsylvania.

9. This Agreement constitutes the entire agreement between the parties and may not be altered or amended without the consent of all parties hereto.

THIS AGREEMENT, made and executed by the undersigned parties with the intent to be legally bound hereby.


    ATTEST:                         SUMMIT TOWNSHIP WATER AUTHORITY

    /s/ Arthur H. Kurtz             By /s/ James R. Kupetz
    ----------------------------       -----------------------------
    Arthur H. Kurtz, Secretary         James R. Kupetz, Chairman


    WITNESS:                         DEVELOPER: Essex Partners Inc.


    /s/ Jerald P. Eichelberger              /s/ Thomas W. Blank
    ---------------------------------       ----------------------------------
    Jerald P. Eichelberger, Secretary       Thomas W. Blank, Senior V.P.


    ----------------------------       ----------------------------------

    ----------------------------       ----------------------------------

    ----------------------------       ----------------------------------

                                   AGREEMENT


     THIS AGREEMENT, made this 30th day of January, 1997, by and between ESSEX PARTNERS, INC. (hereinafter called "Developer")

                                      AND

     SUMMIT TOWNSHIP SEWER AUTHORITY (hereinafter called "Authority").

     WITNESSETH:

     WHEREAS, Developer is the owner of certain real estate located in Summit Township, Erie County, Pennsylvania, more particularly described in Exhibit "A" attached hereto and made a part hereof; and

     WHEREAS, Developer is desirous of serving this property with a sanitary sewer system ("System") in accordance with plans to be prepared by the Developer's Consulting Engineer; and

     WHEREAS, all parties hereto have agreed upon certain terms and conditions under which said System shall be constructed; NOW, THEREFORE, in consideration of their intent to be legally bound hereby and other good and valuable consideration, the parties hereto agree as follows:

     1. Developer understands and agrees that it shall provide the Authority contemporaneously with this executed Agreement a copy of the Summit Township Developer's Agreement executed by it and Summit Township.

     2. Developer agrees that prior to commencement of construction of the System it shall submit their plans to the Consulting Engineer for the Authority and to the Authority. Upon approval of said plans by the Authority, which is solely within the Authority's discretion, Developer agrees to construct the System in compliance with said plans. Developer further agrees that such construction shall be in accordance with general specifications for gravity sewers, drains and appurtenances, prepared by Hill Engineering, as well as the Township of Summit's specifications covering backfill, which specifications are likewise incorporated herein by reference. Such construction shall be subject to inspection and approval by Authority or any accredited agents or representatives.

     Upon the completion of the construction, the Developer shall furnish the Authority with "As Built" plans showing actual locations of all facilities constructed hereunder, including lateral connections. The "As Built" plans must be similar or equal to a double matted mylar film drawing to allow subsequent drawings by the Authority.

     3. Developer further understands and agrees that it will assume all costs and expenses in connection with the construction of the System and it will deposit $2,500 with the Authority to be applied to expenses which the Authority will incur for engineering, administrative and legal work performed in relationship to such construction. Developer specifically understands and agrees that it shall restore the surface of any public or private property or way through which the System shall be constructed to the condition that existed prior thereto.

     5. Upon completion of the work of construction and final inspection and acceptance by Authority, ownership of said System, including all appurtenances thereto shall vest in the Authority, and all right, title and interest of Developer therein shall cease and terminate; it being the intention of Developer to dedicate said System to public use, and the acceptance by Authority shall be deemed to be acceptance of said dedication.

6. Developer also agrees that it will post or cause to be posted with the Authority at the time of final acceptance a maintenance bond in an amount which shall be equal to 100% of the cost of the construction of the System as certified to by Developer's engineer. The bond shall be in favor of the Authority and shall be effective for period of one (1) year beyond the date of final acceptance by the Authority of said System. This bond is for the purpose of protecting and holding harmless the Authority from any and all costs and expenses occasioned by the repair or replacement of the System.

     7. The Authority hereby agrees to accept into its system the effluent generated by the Developer's use of the System provided such effluent complies with the Authority's rules and regulations which may not be more restrictive than the requirements of the Department of Environmental Resources, Environmental Protection Agency, Township of Millcreek and City of Erie, presently existing or as amended. If such effluent does not comply with such rules and regulations, it shall be pre-treated to comply therewith. Further, the Authority's rules and regulations shall be in conformity with Summit Township Ordinance No. 72-8 adopted September 13, 1972, as it may be amended. The Developer shall comply with the provisions of the Agreement of November, 1971 between the City of Erie, Township of Summit, Erie City Sewer Authority and Summit Township Sewer Authority as may be amended from time to time.

     8. The Developer agrees that no other connection to System or any lateral or house branch shall be made at any time by Developer or any other party or person without first obtaining consent, in writing, from the Authority.

     9. If the Developer undertakes to construct the System as contractor, Developer agrees to indemnify and save harmless Authority and Township of Summit, and likewise for the death of any such person and likewise for property damage of any person including Developer, Authority or Township of Summit arising out of or related to the construction of the System where the injured party alleges and proves that the loss is attributable in whole or in part to any act of omission or commission,, breach of duty or negligence on the part of the Developer or their agents and servants; said indemnity shall hold Authority and Township of Summit harmless from any and all suits, costs, expenses of defense including attorney fees, and judgments and decrees. In the event Developer enters into a contract with a third party as contractor for the construction of part or all of the construction of the

System then the Developer agrees that it will require a specific term or condition of said contract which shall indemnify and hold harmless Authority and the Township of Summit to the same extent and with the same effect as Developer owes indemnity to Authority and the Township of Summit when constructing without a contractor. The indemnification provided through this section does not extend to liability based solely and exclusively upon the acts or omissions, breaches of duty, or negligence of the Authority, the Township of Summit, or any of their agents, officers, servant, or contractors. The utilization by the Developer of a separate contractor does not relieve the Developer of its indemnification and hold harmless of the Authority and Township.

     10. In the event the Developer is undertaking the construction of the System as contractor, Developer agrees to procure comprehensive public liability insurance in the amount of not less than $500,000 for injury or death and not less than $100,000 property damage containing coverage for contractual liabilities undertaken by Developer under the indemnity provisions of this Agreement and require the contractor to have Workmen's Compensation Insurance. Prior to the commencement of the work, Developer shall provide to Authority proof of compliance with the insurance provisions of this Agreement satisfactory to the Authority. In the event Developer enters into a contract for the construction of the System, then the Developer agrees that it will require a specific term or condition of said Agreement obligating the contractor to obtain the same insurance and to provide proof thereof.

     11. The Developer shall be responsible to procure all permits which are necessary for the construction, completion, approval and use of this System from the Department of Environmental Resources or any local, state or federal authority. Developer shall also be responsible to acquire any rights-of-way which may be needed for the construction of the System. The Authority agrees that they shall cooperate in every manner with the Developer in procuring said permits or rights-of-way. Inability of Developer to procure such permits or rights-of-way will permit Developer to void this Agreement and in the event of such termination, Developer shall only be responsible for the costs set forth in Paragraph 3 hereinabove.

     12. This Agreement shall be binding on all parties hereto, the assignees or successors in title. Made and executed the day and year first above written by the undersigned parties, intending to be legally bound thereby.



WITNESS:                                DEVELOPER
                                        ESSEX PARTNERS, INC.

/s/ Annette Haley                       /s/ Thomas W. Blank
-----------------                       -------------------
Annette Haley                           Thomas W. Blank, Sr., V.P.


ATTEST:                                 SUMMIT TOWNSHIP SEWER AUTHORITY


/s/                                     By /s/
-------------------------------         ---------------------------------------
   Secretary                                    Chairman

                             DEVELOPER'S AGREEMENT

                    THIS DEVELOPER'S AGREEMENT entered into
                         this 30th day of January, 1997
                                 by and between

                                SUMMIT TOWNSHIP
                           Erie County, Pennsylvania
                              8900 Old French Road
                            Erie, Pennsylvania 16509
                           (hereinafter "Township")

                                   - a n d -

                              ESSEX PARTNERS, INC.
                           (hereinafter "developer")



Project Name..................  HAMPTON INN OLIVER ROAD @ I-90

Purpose.......................  100-ROOM HOTEL

County Index Number Part of...  40-17-73-2. 40-17-73-2.01,
                                40-17-73-2.02

Size of Development...........  2.5 ACRES

Responsible Party ............  Thomas W. Blank, COO Hotel Division
Address.......................  100 Corporate Woods, Suite 300
                                Rochester, NY 14623

Telephone Number..............  716-272-2300
Date..........................  01-21-97


RECITALS:

     A. It is the function of Township to protect public and other property, to control the development of Township under the laws of the Commonwealth of Pennsylvania and its Ordinances, Resolutions and Regulations and to prevent the creation of health and safety hazards or conditions; and

     B. Developer desires to develop land in Summit Township for the purpose stated on title page and to be known as the Project stated on the title page (hereinafter referred to as "the development").

     C. Developer desires to develop the aforesaid development in compliance with all Pennsylvania law, applicable Township ordinances, resolutions and codes and in accordance with the terms of this Agreement; and

     D. Developer agrees that it will construct at its own cost and expense including, but not limited to, engineering, inspection and legal fees incurred by the Township, directly related to all those public and other improvements as identified in the approved plan; and

     E. Developer agrees to deposit with Township, as financial security, the amount recommended by the Township Engineer and approved by Township Supervisors for all improvements in the form of cash, irrevocable letter of credit escrow account or bonds from a bonding company or lending institution authorized to conduct such business in the Commonwealth of Pennsylvania; and

     F. Developer desires, irrespective of the applicable land use or subdivision ordinance of Township, other laws of Township, the County of Erie, the Commonwealth of Pennsylvania and the United States of America, to be bound by the terms of the within Agreement.

     G. The parties desire to memorialize their understanding by entering into this binding, legal agreement; and


     NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties agree as follows:

                            ARTICLE I - DEFINITIONS


     Section 1.01 FINANCIAL SECURITY. Financial security will be in the form of cash, irrevocable letter of credit, escrow account, or bonds from a bonding company or lending institution authorized to conduct such business within the Commonwealth of Pennsylvania, naming Summit Township, Its officers, agents and employees as obligee in an amount equal to 110% of the cost of completion of all public and other improvements, when such financial security is in the form of cash and 160% of the cost of completion of all public and other improvements, when such financial security is in the form of an Irrevocable letter of credit, escrow account or bond.

     Section 1.02 MAINTENANCE SECURITY. Maintenance security will be in the form of cash, irrevocable letter of credit, escrow account or bonds from a bonding company or lending institution authorized to conduct such business within the Commonwealth of Pennsylvania, naming Summit Township, its officers, agents and employees as obligee in an amount equal to 15% of the cost of installation of all public improvements, when such maintenance security is in the form of cash and 25% of the cost of installation of all public improvements, when such maintenance security is in the form of an irrevocable letter of credit, escrow account or bond.

     Section 1.03   OTHER  IMPROVEMENTS.  Other  improvements  will be all those improvements required by Township ordinances including, but not limited to, planting, grading, drainage, storm water retention/detention, paving, landscaping, fighting and traffic control signage and devices, whether such improvements are located on developers property or on contiguous streets or rights-of-way.

     Section 1.04 PUBLIC IMPROVEMENTS. Public improvements will be all those improvements to be conveyed or otherwise dedicated to the Township or other public body for public use.

                       ARTICLE II - PREDEVELOPMENT PHASE

     Section 2.01 PRELIMINARY PLAN. Developer has heretofore, or will upon execution of this Agreement submit a sketch or preliminary plan to Township, the Planning Commission of Township and the Erie County Metropolitan Planning Commission, which plan shall be attached hereto as Exhibit "A".

     Section 2.02 LAND OPERATIONS PERMIT. The Developer will not start any site preparation activities, including clearing, grubbing, grading, burning or the like until a Land Operations Permit has been issued by Township.

     Section 2.03 COMPLIANCE. Developer covenants, promises and agrees to build, construct and install all improvements in accordance with the rules, regulations and specifications of Summit Township in existence on the date of this agreement.

     Section 2.04 PROJECT COMPLETION. Construction of all improvements will be completed within twelve (12) months of issuance of the Land Development and/or building Permit. The completion date will extend automatically for an additional twelve (12) month period, provided no uncured violations exist.

     Section 2.05 SEWER PLANNING MODULE. Developer will submit to Township a sewage facilities planning module for revision to the official sewage facilities plan of Township, which must include at a minimum a sketch plan indicating salient existing features of the tract and the general layout of the proposed development. Developer will submit, at its sole cost sufficient data and information, including a sewer facilities planning module application package, to permit Township or its authorized representative, as permittee, to apply to the Department of Environmental Resources, Commonwealth of Pennsylvania ("DER') for all necessary permits and approvals for the construction of a sanitary sewage system. Developer will not commence construction of the system until all necessary permits and approvals have been received from DER. Developer agrees that the final plan of development will not be approved by Township until DER approval of such revision has been secured.

     Section 2.06 WATER AUTHORITY AND SEWER AUTHORITY COMPLIANCE. Developer will provide to Township certificates of the Sewer Authority of Township and Water Authority of Township acknowledging compliance with all of their respective rules and regulations, prior to the issuance of any building permit by Township.

     Section 2.07 TRANSPORTATION PLAN. Developer agrees, covenants and promises to comply with the Township's comprehensive plan and, in particular, the

Transportation Plan in constructing the development and any future developments on Developer's parcel, it being specifically under-stood that the proposed development will, in all respects, be in accordance with the Transportation Plan of Township as now existing or as may be amended pursuant to Developer's request.

     Section 2.08 GREEN SPACE. Developer agrees, covenants and promises to comply with the Green space Ordinance of Township as now existing or as may be amended pursuant to Developers request.

     Section 2.09 STORM WATER MANAGEMENT. Developer agrees, covenants and promises to comply with all regulations, approvals and specifications and Acts promulgated by the United States of America, the Commonwealth of Pennsylvania, Erie County and Township with regard to storm water management.

     Section 2.10 BURNING. Developer agrees, covenants and promises to comply with the Burning Ordinance of Township and will apply for a permit in accordance with the terms thereof and will also be in conformity with the rules and regulations of the Department of Environmental Resources, Bureau of Air Quality. Permit fees for burning operations will be the responsibility of Developer in accordance with the amounts established by the Township Fee Resolution as amended from time to time by Township.

     Section 2.11 FIRE HYDRANTS. Developer agrees that Township shall have the sole right to determine and approve the location and number of fire hydrants it deems necessary for the protection of development. All costs and expenses relating to the installation of said fire hydrants will be borne by Developer.

     Section 2.12 COSTS. Developer will, upon initial submission of any application to develop property in Township but no later than upon execution of this Agreement, deposit a sum of money in accordance with the Township Escrow Deposit Resolution in effect at the time of application. From this amount will be deducted any fees incurred by the Township as a result of the development including, but not limited to, application fees, engineering or consulating fees, engineering inspection fees and legal fees. If at any time during the progression of development, it is determined by Township, in its sole discretion, that the balance available is, or will be, inadequate to fully cover anticipated costs, Developer will be notified of the amount of additional deposit required. Developer will remit such additional deposit within ten (1 0) days of notification. Developer's failure to pay the additional deposit within such ten (10) day period will cause immediately suspension of review and/or issuance of any and all permits and/or revocation of existing approvals and permits. The balance of the deposit will be returned to Developer, upon written request, after the completion of development, dedication and acceptance of all public improvements and the release of the maintenance security required in Section 4.02.

     Section 2.13 FINAL PLAN APPROVAL. Developer will submit its final plan of development and plat for approval to Township with all the appropriate signatures for recording with the Recorder of Deeds of Erie County, Pennsylvania. After Township review for compliance with any and all Township requirements and conditions of approval, the plat shall be recorded at Developer's cost.

     Prior to recording the plat, Developer will install all and other improvements in accordance with the approved plan and all Ordinances of Township or provide financial security for the completion thereof.

     Section 2.14 FINANCIAL SECURITY. In lieu of completion of all and other improvements as required for final approval of the plan, Developer will provide to Township financial security in amounts sufficient to cover the cost of such improvements, as noted in Recital E. Such financial security will be posted in cash or with a bonding company or federal or state chartered lending institution authorized to conduct business within the Commonwealth of Pennsylvania and in accordance with Section 1.01 hereof. The Township may adjust the amount of financial security by comparing the actual cost of improvements which have been completed and the estimated costs of the completion of the remaining improvements as of the expiration of the 90th day after either the original date scheduled for completion or rescheduled date for completion. Subsequent to said adjustment, Township may require Developer to post additional security in order to insure that financial security equals 110% or 160%, as the case may be.

     If Developer requires more than one (1) year from the date of posting of financial security to complete the required improvements, the amount of financial security may be increased by an additional 10% for each one year period beyond the first anniversary date from posting of such financial security or to an amount not exceeding 110% or 160%, as the case may be, of the cost of completing the projects using the aforesaid method.

     The amount of financial security required will be based upon an estimate of the cost of completion of the improvements prepared by a professional engineer licensed as such in the Commonwealth of Pennsylvania, retained by Developer, certified by such engineer to be a fair and a reasonable estimate of such cost and acknowledged as such Township's engineer. Irrespective of the above, Township may establish the amount of financial security required, based upon the recommendation of Township's engineer.

     Financial security may be released only upon written request from Developer upon completion of improvements, certified by Township Engineer as complete.

     If Developer is unable to complete the improvements identified in the approved plan by the date identified in the approved plan of development by the date determined in accordance with Section 2.04 hereof, Township may, in its sole discretion, seize the financial security or grant an extension thereto. If Township grants such an extension to the time for completing such improvements, Developer will secure an extension to the expiration of financial security, which extension will be for not less than ninety (90) days.

                        ARTICLE III - DEVELOPMENT PHASE

     Section 3.01 EROSION AND SEDIMENTATION CONTROLS. All erosion and sedimentation controls will be installed in accordance with the approved plan prior to any other construction activities occurring at the development. The erosion and sedimentation controls will be properly maintained throughout the duration of the development until all disturbed areas have been stabilized to the satisfaction of Township engineer, in his sole discretion.

     Section 3.02 INSTALLATION OF UTILITIES. Developer will, in accordance with appropriate subdivision and land development ordinances and regulations, install all utilities, including sewer, water, gas, electric, telephone, cable t.v., if available, and such other utilities to service the development. All utility cuts necessary for installation of service lines within street rights-of-way must be made prior to the installation of the base material for any such paving.

     Section 3.03 CONSTRUCTION OF IMPROVEMENTS. Developer covenants, promises and agrees to build, construct and install all improvements including, but not limited to, paving, grading, roads, storm water facilities, sidewalks, landscaping and lighting in accordance with the provisions adopted by Resolution and Ordinance or accepted as commonly used guidelines or provisions of Township in effect at the time of final plan or final phase approval. All improvements in the development will be constructed and installed in accordance with Township specifications and Ordinances and must be certified as such by Township engineer.

     Section 3.04 DEDICATION AND CONVEYANCE OF PUBLIC IMPROVEMENTS. Developer will offer for dedication all proposed public improvements accompanied by legal descriptions, as built mylars and executed deeds of dedication. The Township will not accept a request for dedication prior to completion of the entire development. Developer acknowledges and agrees that all costs of constructing such dedications will be borne by Developer. Developer will submit to Township a detailed and specific plan regarding the construction of such roadway and/or the cul-de-sac. Said plan will address and include, by way of illustration but not by way of limitation, provisions for storm water drainage, including surface and subsurface, depth of road surface and subsurface and location of utility lines. Said plan must be approved by Township prior to Developers commencement of any work. Developer agrees to construct said roadway according to the approved plan. Any changes to said plan must be approved by Township.

     Section 3.05 DAMAGE TO EXISTING ROADWAYS. Developer, its contractors, subcontractors and builders will keep all public roads, other drives and highways used by vehicles entering and leaving the construction site in good repair and free and clear of mud and dust. Additionally existing draining patterns on such roadways must be maintained. If such damage occurs to such roads, drives and highways, Developer will be responsible for the cost of any replacement, repair or additional maintenance that may be required. Developer will, within five (5) days after notification from Township, deposit with Township sufficient amounts to cover the cost of such replacement, repair or additional maintenance.
Developer will keep all roads clean of mud and dirt. After notification the Developer will clean roads immediately. If Public roadways are not kept clean Developer will pay penalty of $100.00 per day after written notification is given. All penalties will be deducted from Escrow Account. It is Developers responsibility to police all employees and contractors, for the protection of Public Roadways, working on site.

     Section 3.06 ON SITE DUST CONTROL. Developer will employ such controls as may reasonably necessary, under the circumstances, to keep dust to a minimum.

     Section 3.07 POLICE AREA. During construction Developer will police the construction area daily keeping the same free and clear of all rubbish, refuse, brush, debris and discarded building materials so as not to create a public nuisance. Developer may accumulate such materials in the area approved by Township until such time as accumulated matters are removed from site by Developer, provided that Township, in its sole discretion, may require the removal of any such material by written communication indicating the reasons therefor at any time during development Developer will remove from site and dispose all rubbish, refuse, brush, debris and discarded building materials leaving the development free and clear of the same prior to the release of any remaining financial security or final acceptance of any public improvements.

     Section 3.08 INFILTRATION OF SEWER SYSTEM. Developer covenants, promises and agrees that no storm water, roof run-off, drainage or the like will infiltrate the sanitary water system servicing the development. Violation of this covenant will result in the immediate automatic revocation of any and all approvals and permits covering the development Reinstatement of said permits and approvals may be granted by Township when Developer has sufficient guarantee to protect Township from any and all fines for infiltration of storm water.

     Section 3.09 HAULING OVER WEIGHT-RESTRICTED ROADS. Prior to construction Developer will make arrangements necessary in order to comply with all requirements and regulations in effect at the time of final plan approval with respect to hauling equipment and building materials over weight-restricted roads. Said requirements and regulations may include, but not limited to, fees and/or bonding requirements.

     Section 3.10 HOURS OF OPERATION. Developer will not permit any grading, construction or other physical work to be conducted on the site between the hours of 10:00 p.m. and 6:00 a.m. without written permission from Township.

     Section 3.11 INSPECTIONS. Developer hereby specifically grants permission to Summit Township, its supervisors, employees, agents, contractors or consultants to conduct inspections on its property. These inspections may take place at any time and with any frequency as Township deems appropriate and necessary under the circumstances.

     Section 3.12 SNOW REMOVAL AND ICE CONTROL. Developer will be solely responsible for providing snow removal and ice control on all streets within the development whenever a structure is occupied until Township accepts said streets by way of deeds of dedication or otherwise. Developer may enter into a separate legally binding agreement with Township for snow removal and ice control. It will be the sole responsibility of Developer to contact the appropriate Township official in order to execute the appropriate agreement for snow removal and ice control. All costs and fees incurred by Township in the preparation of the agreement will be borne by Developer. If Developer elects not to enter into an agreement for snow removal and ice control with Township, Developer will provide for the same at its sole cost and expense and such removal and control will be consistent with those techniques normally used by Township.

     Section 3.13 IDENTIFICATION OF TRAFFIC CONTROL SIGNAGE. Developer will, prior to the issuance of any occupancy permit for any structure in the development, install any and all identification and traffic control signage. Developer will submit to Township a traffic circulation plan identifying all proposed identification and control signage. Accompanying the circulation plan, the Developer will submit a traffic engineering study for all proposed control signage. The proposed circulation plan and accompanying engineering studies will be reviewed and recommended by Township's engineer to Township and must be approved by Township prior to the installation of any signage and/or occupancy of any structure.

     Section 3.14 OFF STREET PARKING. During construction of any and all phases, parking for vehicles related to construction activities will be arranged so as not to create a potential traffic hazard and must be off street. On street parking will be permitted only during the time of preparation of an off site parking area, provided, however, that a minimum of 15 feet of right-of-way must be remain unobstructed at all times. After notice of violation and second violation occurs Developer will pay penalty of $25.00 per day to be deducted from escrow fund.

                      ARTICLE IV - POST DEVELOPMENT PHASE

     Section 4.01 MAINTENANCE OF DETENTION SYSTEM. Developer will be solely responsible for the maintenance of any required detention system. Developer is hereby permitted to transfer title to commonly shared detention systems upon submission and approval of legal documentation as to who will retain ownership and maintenance responsibilities for such system. Such legal documentation so specifically identified in the manner in which the system will be maintained, providing for inspections of the same and will indemnify the party or parties who cause such maintenance to be affected. The transfer of common detention systems may include, but not be limited to, transfer to home owner groups of residential subdivisions and/or groups of property owners on commercial sites. Such documentation will also include provisions for municipal intervention in the event the responsible party or parties fail to maintain the system and provide for the assessment of fees related to the cost of such maintenance.

     Section 4.02 MAINTENANCE SECURITY. This only applies when developer conveys Public Improvements to Township. Township will not accept dedication of public improvements by Developer until Developer posts with Township a maintenance security to ensure structural integrity of said improvement, as well as the functioning of said improvements in accordance with their design and specifications, for a period of two (2) years from the date of acceptance of dedication. Said maintenance security will be posted in cash or with a bonding company or federal or state chartered lending institution authorized to conduct business with the Commonwealth of Pennsylvania and in accordance with Section
1.02 hereof. Developer hereby agrees, covenants and promises to make such replacements, repairs and maintenance within reasonable notice from Township to Developer. Failure to make such replacements, repairs or maintenance within a reasonable time after such notice shall be a default upon which Township may proceed to claim Developer's security and to make such repair, replacement and maintenance from said security. Notwithstanding any of the foregoing, in the event of an emergency, as determined by Township in its sole discretion, Township may, in perform such repair, replacement and maintenance required to correct the emergency situation. Township shall notify developer of such emergency as soon as practicable. Developer shall reimburse Township for all costs incurred for such repair, replacement, and/or maintenance within fifteen
(15) days of invoicing. Township is hereby authorized to seize Developer's security as reimbursement therefor, if Developer fails to reimburse Township within fifteen (15) days after written notification from Township of its intention to seize the security.



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


                         ARTICLE V - GENERAL PROVISIONS

     Section 5.01 INSURANCE. Developer will cause its contractors and/or subcontractors to obtain and maintain liability and other insurance coverage and agrees to furnish certificates of such insurance as may be required from time to time by Township.

     Section 5.02 INDEMNIFICATION. Developer hereby agrees to indemnify and hold harmless Township, its Supervisors, officers, employees, attorneys and agents from any and all liability, suits, actions, claims, demands, losses, expenses and costs of every kind and nature incurred by or asserted or imposed against Township, its Supervisors, officers, employees, attorneys and agents, or any of them, by reason of any accident, injury, death or damage to any person or property. Developer hereby agrees to indemnify, defend and hold harmless Township, its officers, agents and employees from any and all costs and damage which Township, its officers, agents and employees may sustain or suffer by reason of Developers failing to adequately and properly perform the terms and conditions of this agreement including the construction of public and other improvements. This only applies when developer conveys public improvements to Township.

     Section 5.03 BINDING EFFECT. This Agreement is binding upon Developer, its successors, assigns, agents, representatives and officers, contractors and subcontractors and shall inure to the benefit of Township.

     Section  5.04  ASSIGNABILITY.   This  Agreement  may  not  be  assigned  or
transferred by Developer without the written consent of Township.

     Section 5.05 REVOCATION. Any permit or approval issued in accordance with the Land Use and Subdivision Ordinance, any other Ordinance of Township or this Agreement will be revoked automatically upon Developers failure to satisfy the terms and conditions of this Agreement or any Ordinance, Resolution or Regulation of Township or any laws of the County of Erie, Commonwealth of Pennsylvania or the United States of America.

     Section 5.06 COVENANT RUNNING WITH LAND. This Agreement constitutes a covenant running with the land and may be recorded by Township. Any and all expenses incurred in the preparation and recording of this Agreement will be borne by Developer.

     Section 5.07 PHASES. Developer will enter into separate agreements for each and every phase of the development.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

ATTEST:                              SUMMIT TOWNSHIP

/s/                                  /s/ Marlin K. Coon
----------------------               ------------------------------------------
                                         Marlin K. Coon, Chairman

                                     /s/ Richard P. Hessinger
                                     ------------------------------------------
                                         Richard P. Hessinger, Vice Chairman

                                     /s/ T. Richard Siegel
                                     ------------------------------------------
                                         T. Richard Siegel, Secretary/Treasurer

WITNESS:                             Essex Partners Inc.

/s/ Annette Haley                    /s/ Thomas W. Blank
----------------------               ------------------------------------------
                                         Thomas W. Blank

                                     ------------------------------------------


STATE OF NEW YORK
COUNTY OF MONROE

     On this, the 28th day of January 1997, before me, a Notary Public, the undersigned officer, personally appeared Thomas W. Blank known to me (or satisfactorily proven) to be the persons whose names are subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


/s/ Mary S. Cott
------------------------------
Notary Public

Mary S. Cott
Notary Public, State of New York
Livingston County #4755744
Commission Expires 7/31/98


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